EXHIBIT 4.1






                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated January 18, 2001 on the statement of financial condition and related portfolio of Ranson Unit Investment Trusts, Series 104 as of January 18, 2001 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Experts".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
January 18, 2001